                                                                   Exhibit 10(a)

                            THE LAMSON & SESSIONS CO.
            THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

         This Third Amendment to the Amended and Restated Credit Agreement (herein, the "Amendment") is entered into as of March 27, 2002, among The Lamson & Sessions Co., an Ohio corporation (the "Borrower"), the Guarantors party hereto, the Lenders party hereto, and Harris Trust and Savings Bank, as Administrative Agent for the Lenders.

                             PRELIMINARY STATEMENTS

          A. The Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of December 15, 2000 (the Amended and Restated Credit Agreement, as the same has been amended prior to the date hereof, being referred to herein as the "Credit Agreement"). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

          B. The Borrower has requested that the Lenders reduce the commitments, amend certain financial covenants and make certain other amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. AMENDMENTS.

         Subject to the satisfaction of the conditions precedent set forth in
Section 2 below, effective as of the effective date of this Amendment, the Credit Agreement shall be and hereby is amended as follows:

         1.1. A new subsection (d) shall be added to Section 2.1 to read as follows:

                           (d) Term Loan Fee. The Borrower agrees that if the
                  Term Loans are not paid in full by September 30, 2002, it shall pay to the Administrative Agent for distribution to the Lenders in accordance with their pro rata shares of the outstanding Term Loans a fee in an amount equal to 1% multiplied by the outstanding principal balance of the Term Loans as of such date.

         1.2. The definition of "Applicable Margin" appearing in Section 5.1 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                            "Applicable Margin" means the following with respect
                  to Loans, Reimbursement Obligations, and Revolving Credit Commitment and Letter of Credit fees payable under Section 2.1 hereof, the rate per annum specified below:

                  Applicable Margin for Base Rate Loans and Reimbursement
                  Obligations:                                                         2.25%

                  Applicable Margin for Eurodollar Loans and Letter of Credit
                  fee:                                                                 4.00%

                  Applicable Margin for Revolving Credit Commitment fee:                .50%

                  provided, however, that the Applicable Margin shall be subject to quarterly adjustments on each Pricing Date, and from one Pricing Date to the next the Applicable Margin shall mean a rate per annum determined in accordance with the following schedule:

                                                                    APPLICABLE
                                                APPLICABLE          MARGIN FOR        APPLICABLE
                                             MARGIN FOR BASE        EURODOLLAR        MARGIN FOR
                                              RATE LOANS AND         LOANS AND         REVOLVING
                    TOTAL FUNDED DEBT/        REIMBURSEMENT          LETTER OF          CREDIT
                  EBITDA RATIO FOR SUCH        OBLIGATIONS          CREDIT FEE      COMMITMENT FEE
                       PRICING DATE              SHALL BE            SHALL BE:         SHALL BE:
                 Greater than or equal
                 to 3.5 to 1.0                    2.25%               4.00%              .50%

                 Greater than or equal
                 to 3.0 to 1.0, but less
                 than 3.5 to 1.0                  1.75%               3.50%              .50%

                 Greater than or equal
                 to 2.5 to 1.0, but less
                 than 3.0 to 1.0                  1.25%               3.00%              .50%

                 Greater than or equal
                 to 2.0 to 1.0, but less
                 than 2.5 to 1.0                  .25%                2.00%              .35%

                 Greater than or equal
                 to 1.5 to 1.0, but less
                 than 2.0 to 1.0                   0%                 1.75%              .30%

                 Less than 1.5 to 1.0              0%                 1.50%              .25%

                  For purposes hereof, the term "Pricing Date" means, for the fiscal quarter of the Borrower ending on or about March 31, 2002 and each fiscal quarter ending thereafter, the date on which the Administrative Agent is in receipt of the Borrower's most recent financial statements for the fiscal quarter then ended (and in the case of the year-end financial statements, audit report), pursuant to Section 8.5 hereof. The Applicable Margin shall be established based on the Total Funded Debt/EBITDA Ratio for the most recently completed fiscal quarter and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Borrower has not delivered its financial statements (and, in the case of the year-end financial statements, audit report) by the date such financial statements are required to be delivered under Section 8.5 hereof, until such financial statements are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., the Total Funded Debt/EBITDA Ratio shall be deemed to be greater than 3.5 to 1.0). If the Borrower subsequently delivers such financial statements before the next Pricing Date, the Applicable Margin established by such late delivered financial statements shall take effect from the date of delivery until the next Pricing Date. In all other circumstances, the Applicable Margin established by such financial statements shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter covered by such financial statements until the next Pricing Date. Each determination of the Applicable Margin made by the Administrative Agent in accordance with the foregoing shall be conclusive and binding on the Borrower and the Lenders if reasonably determined. From and after September 30, 2002, and until the Pricing Date related to the second consecutive fiscal quarter where the Total Funded Debt / EBITDA Ratio has been less than 3.0 to 1.0 as of the last day of such two most recently completed fiscal quarters, the Applicable Margins with respect to the Term Loans shall increase by 1.0% over the Applicable Margins set forth above.

        1.3. The definitions of "EBITDA", "L/C Commitment" and "Revolving Credit Commitment" appearing in Section 5.1 of the Credit Agreement shall each be amended and restated in its entirety to read as follows:

                           "EBITDA" means, with respect to any period, Net
                  Income for such period plus (A) all amounts deducted in arriving at such Net Income in respect of (a) Interest Expense, plus (b) federal, state, local, and foreign income taxes for such period, plus (c) amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period, plus (d) any charges to Net Income during such period which are non-cash, non-recurring expenses arising from the rationalization of the Borrower's facilities, product lines or personnel, up to a maximum amount equal to 10% of Net Worth at the end of such period, plus (e) any charges to Net Income during such period (up to $15,000,000 in the aggregate during the term of this Agreement, including any such charges accrued prior to the Effective Date) associated with the Intermatic Litigation, plus (f) for each fiscal quarter ending after January 1, 2002, any non-cash expenses incurred with respect to its Plans during such period, plus (g) for each fiscal quarter ending after January 1, 2002, any cash expenses incurred with respect to its Plans during such period up to a maximum amount of $500,000, plus (h) for each fiscal quarter ending after March 31, 2002, any cash or non-cash expenses incurred with respect to the consultant and financial advisor described in Sections 8.29 and 8.30 hereof minus (B) the sum of (a) any recapture, recoveries, or other credits to Net Income during such period associated with the Intermatic Litigation and (b) any recapture, recoveries or other credits to Net Income during such period incurred with respect to its Plans; provided, however, that EBITDA for the relevant period shall be calculated on a pro forma basis in good faith by the Borrower and established to the reasonable satisfaction of the Administrative Agent as if each Permitted Acquisition which occurred during such period had taken place on the first day of such period (including adjustments for non-recurring expenses and income reasonably determined by the Borrower in good faith and established to the reasonable satisfaction of the Administrative Agent). In the event that any non-cash charge is excluded from the computation of EBITDA for a given period pursuant to clause (d) above but the circumstances giving rise to such charge have a cash impact in a subsequent period which would have reduced EBITDA but for the charge in the prior period, such impact shall be taken into account in computing EBITDA in the period when such impact occurs.

                           "L/C Commitment" means $25,000,000, as reduced
                  pursuant to the terms hereof.

                           "Revolving Credit Commitment" means, as to each
                  Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 attached hereto and made a part hereof, as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof. The Borrower and the Lenders acknowledge and agree that the Revolving Credit Commitments of the Lenders aggregate $110,000,000 upon the effectiveness of the Third Amendment hereto.

     1.4. Subsections (j) and (k) of Section 8.9 of the Credit Agreement shall be amended and restated in their entirety to read as follows:

                           (j)      intentionally omitted; and

                           (k)      intentionally omitted.

     1.5. Section 8.12 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.12. Dividends and Certain Other Restricted
                  Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock, or directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock (collectively, "Restricted Payments"); provided, however, that the foregoing shall not operate to prevent (a) the making of dividends or distributions to the Borrower by any of its Subsidiaries and (b) Restricted Payments consisting of the purchase by the Borrower of shares of its common stock for the sole purpose of the funding of the Borrower's deferred compensation plan in accordance with its terms in a maximum amount of $250,000 per fiscal year.

     1.6. Section 8.22 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.22. Total Funded Debt/EBITDA Ratio. The
                  Borrower shall not, as of the last day of each fiscal quarter of the Borrower specified below, permit the Total Funded Debt/EBITDA Ratio to be more than:

                                                                 TOTAL FUNDED DEBT/EBITDA RATIO
                       FISCAL QUARTER ENDING ON OR ABOUT:            SHALL NOT BE MORE THAN:
                                 March 31, 2002                            5.70 to 1.0
                                  June 30, 2002                            5.90 to 1.0
                               September 30, 2002                          4.90 to 1.0
                                December 31, 2002                          4.40 to 1.0
                                 March 31, 2003                            3.95 to 1.0
                                  June 30, 2003                            3.95 to 1.0
                               September 30, 2003                          3.65 to 1.0
                                December 31, 2003                          3.25 to 1.0
                                 March 31, 2004                            3.00 to 1.0
                                  June 30, 2004                            3.00 to 1.0
                   September 30, 2004 and each fiscal quarter              2.75 to 1.0
                                ending thereafter

     1.7. Section 8.23 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.23. Interest Coverage Ratio. The Borrower
                  shall not, as of the last day of each fiscal quarter of the Borrower specified below, permit the ratio of (a) EBITDA for the four fiscal quarters of the Borrower then ended to (b) Interest Expense for the same four fiscal quarters then ended to be less than:

                                                                  INTEREST COVERAGE RATIO SHALL
                       FISCAL QUARTER ENDING ON OR ABOUT:               NOT BE LESS THAN:
                                 March 31, 2002                            2.00 to 1.0
                                  June 30, 2002                            2.00 to 1.0
                               September 30, 2002                          2.25 to 1.0
                                December 31, 2002                          2.25 to 1.0
                                 March 31, 2003                            2.75 to 1.0
                                  June 30, 2003                            3.00 to 1.0
                               September 30, 2003                          3.25 to 1.0
                                December 31, 2003                          3.50 to 1.0
                     March 31, 2004, and each fiscal quarter               4.00 to 1.0
                                ending thereafter

     1.8. Section 8.24 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.24. Capital Expenditures. The Borrower
                  shall not, nor shall it permit any Subsidiary to, incur Capital Expenditures in an aggregate amount in excess of (a) $10,000,000 during the fiscal year ending on or about December 31, 2002 and (b) $12,500,000 during any fiscal year of the Borrower ending thereafter.

     1.9. Section 8.27 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.27. Minimum EBITDA. As of the last day of
                  each fiscal quarter of the Borrower specified below, the Borrower shall not permit EBITDA for the four fiscal quarters of the Borrower then ended to be less than:


                                                                      EBITDA FOR FOUR FISCAL
                                                                   QUARTERS THEN ENDED SHALL NOT
                        FISCAL QUARTER ENDING ON OR ABOUT:                 BE LESS THAN

                                  March 31, 2002                            $21,000,000
                                   June 30, 2002                            $22,000,000
                                September 30, 2002                          $26,000,000
                                 December 31, 2002                          $26,000,000
                                  March 31, 2003                            $30,000,000
                                   June 30, 2003                            $33,000,000
                                September 30, 2003                          $35,000,000
                                 December 31, 2003                          $36,000,000
                                  March 31, 2004                            $38,200,000
                                   June 30, 2004                            $39,200,000
                    September 30, 2004 and each fiscal quarter              $40,000,000
                                 ending thereafter

     1.10. Section 8.28 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           Section 8.28. Level of Borrowings. Notwithstanding
                  the Revolving Credit Commitments or anything contained herein to the contrary, unless EBITDA has exceeded $40,000,000 for the past two consecutive fiscal quarters (in which case the following restrictions shall not apply), the Borrower agrees that (a) during the Seasonal Period, the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans shall not exceed $94,000,000, plus the sum of (i) amounts paid in cash by the Borrower to fund its Plans up to a maximum of $3,000,000 and (ii) the principal amount of any Reimbursement Obligations reimbursed to the Administrative Agent with the proceeds of one or more Revolving Credit Loans, and (b) at all times other than the Seasonal Period, the sum of the aggregate principal amount of Revolving Credit Loans and Swing Loans shall not exceed $84,000,000, plus the sum of (i) amounts paid in cash by the Borrower to fund its Plans up to a maximum of $3,000,000 and (ii) the principal amount of any Reimbursement Obligations reimbursed to the Administrative Agent with the proceeds of one or more Revolving Credit Loans.

     1.11. The Credit Agreement shall be amended by adding new Sections 8.29 and
8.30 to read as follows:

                           Section 8.29. Operating Review. The Borrower shall at
                  all times make the written evaluations and recommendations of Keystone Consulting Group or any replacement consultant thereto available to the Administrative Agent and Lenders and shall otherwise permit the Administrative Agent and Lenders and their duly authorized representatives and agents to discuss with such consultant the affairs, finances, books and records, and business prospects of the Borrower and its Subsidiaries.

                           Section 8.30. Financial Advisor. The Borrower hereby
                  agrees to engage at its expense a financial advisor selected by the Borrower and satisfactory to the Administrative Agent by no later than April 30, 2002, to prepare recommendations with respect to strategic financing options and to perform such other analyses and evaluations as the Borrower may designate or that the Administrative Agent or the Required Lenders may require. The Borrower shall at all times make the financial advisor's written evaluations and recommendations available to the Administrative Agent and Lenders and shall permit the Administrative Agent and Lenders and their duly authorized representatives and agents to discuss with the financial advisor the affairs, finances, books and records, and business prospects of the Borrower and its Subsidiaries. Without limiting the foregoing, the Borrower and its financial advisor shall present to the Administrative Agent and the Lenders a recapitalization plan by no later than July 31, 2002.

     1.12. Section 9(b) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                           (b) default in the observance or performance of any
                  covenant set forth in Sections 8.1, 8.5(a), 8.5(b), 8.5(e), 8.5(f), 8.5(g), 8.5(h), 8.7, 8.8, 8.9, 8.10, 8.11, 8.12, 8.16,
                  8.18, 8.21, 8.22, 8.23, 8.24, 8.25, 8.27, 8.28, 8.29 or 8.30
                  hereof or of any provision in any Loan Document dealing with the use, disposition or remittance of the proceeds of Collateral or requiring the maintenance of insurance thereon;

     1.13. Schedule 1 to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Schedule 1 hereto.

SECTION 2. CONDITIONS PRECEDENT.

     The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

     2.1. The Borrower, the Administrative Agent, and the Required Lenders shall have executed and delivered this Amendment.

     2.2. The Administrative Agent shall have received an amendment fee in the amount of $750,000 for the ratable account of the Lenders.

     2.3. The Administrative Agent shall have received the fees called for by the fee letter between the Administrative Agent and the Borrower dated of even date herewith.

     2.4. The Guarantors shall have executed and delivered to the Administrative Agent their consent to this Amendment in the space provided below.

     2.5. Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.


SECTION 3. REPRESENTATIONS.

     In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof, and after giving effect to the amendments provided for in this Amendment, (a) the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Borrower delivered to the Lenders) and (b) the Borrower is in compliance with the terms and conditions of the Credit Agreement and no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4. MISCELLANEOUS.

     4.1. The Borrower and the Guarantors have heretofore or concurrently herewith executed and delivered to the Lenders the Mortgages, the Security Agreement, the Pledge Agreement, and certain other Collateral Documents. The Borrower and, by signing below, the Guarantors, hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower and the Guarantors thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.

        4.2. Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

        4.3. The Borrower agrees to pay on demand all reasonable costs and expenses incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.

        4.4. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. This Amendment shall be governed by the internal laws of the State of Illinois.

                           [SIGNATURE PAGE TO FOLLOW]

         This Third Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

                            "BORROWER"

                            THE LAMSON & SESSIONS CO.


                            By  /s/ James J. Abel
                                --------------------------------------------
                            Name James J. Abel
                                 -------------------------------------------
                            Title Executive Vice President & CFO
                                  ------------------------------------------


                            "GUARANTORS"

                            CARLON CHIMES CO.


                            By  /s/ James J. Abel
                                --------------------------------------------
                            Name James J. Abel
                                 -------------------------------------------
                            Title Vice President, Secretary & Treasurer
                                  ------------------------------------------

                            DIMANGO PRODUCTS CORPORATION

                            By /s/ James J. Abel
                               ---------------------------------------------
                            Name James J. Abel
                                 -------------------------------------------
                            Title Secretary
                                  ------------------------------------------

                            PYRAMID INDUSTRIES II, INC.


                            By  /s/ James J. Abel
                                --------------------------------------------
                            Name James J. Abel
                                 -------------------------------------------
                            Title Vice President & Treasurer
                                  ------------------------------------------

                            "LENDERS"

                            HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Lender and as Administrative Agent


                            By  /s/ Michael J. Johnson
                                --------------------------------------------
                            Name Michael J. Johnson
                                 -------------------------------------------
                            Title Managing Director
                                  ------------------------------------------

                            BANK OF AMERICA, N.A.


                            By  /s/ Michael Staunton
                                --------------------------------------------
                            Name Michael Staunton
                                 -------------------------------------------
                            Title Senior Vice President
                                  ------------------------------------------

                            NATIONAL CITY BANK

                            By  /s/ Judith M. Kuclo
                                --------------------------------------------
                            Name Judith M. Kuclo
                                 -------------------------------------------
                            Title Vice President
                                  ------------------------------------------

                            PNC BANK, NATIONAL ASSOCIATION

                            By  /s/ Judy B. Land
                                --------------------------------------------
                            Name Judy B. Land
                                 -------------------------------------------
                            Title Vice President
                                  ------------------------------------------

                            GE CAPITAL CFE, INC.

                            By  /s/ Michael Lustbader
                                --------------------------------------------
                            Name Michael Lustbader
                                 -------------------------------------------
                            Title Duly Authorized Signatory
                                  ------------------------------------------

                            BANK ONE, N.A.


                            By  /s/ Moses R. Jhirad
                                -----------------------------------------
                            Name Moses R. Jhirad
                                 ----------------------------------------
                            Title Vice President
                                  ---------------------------------------

                            THE HUNTINGTON NATIONAL BANK

                            By  /s/ Don W. Lambacher
                                -----------------------------------------
                            Name Don W. Lambacher
                                -----------------------------------------
                            Title  Senior Vice President
                                   --------------------------------------

                            FIFTH THIRD BANK (NORTHEASTERN OHIO)


                            By  /s/ R C Lanctot
                                -----------------------------------------
                            Name Roy C. Lanctot
                                 ----------------------------------------
                            Title Vice President
                                  ---------------------------------------

                            KEYBANK NATIONAL ASSOCIATION

                            By  /s/ J. T. Taylor
                                -----------------------------------------
                            Name J. T. Taylor
                                 ----------------------------------------
                            Title Vice President
                                  ---------------------------------------

                            LASALLE BANK NATIONAL ASSOCIATION

                            By  /s/ Jeffrey L. Miller
                                -----------------------------------------
                            Name Jeffrey L. Miller
                                 ----------------------------------------
                            Title Vice President
                                  ---------------------------------------